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
                                                                                                                 EXHIBIT 99
DATA STATED IN THOUSANDS

                                         VOLUNTARY SCHEDULE - CERTAIN FINANCIAL INFORMATION

- ---------COLUMN A--------  ---------------COLUMN B----------------   --COLUMN C--   --COLUMN D--   --COLUMN E--   --COLUMN F--
        REGULATION                   STATEMENT CAPTION               FIRST QUARTER  FIRST QUARTER  YEAR-TO-DATE   YEAR-TO-DATE
                                                                         1994           1993           1994           1993
5-02(1)                    Cash and Cash Items                         $   17,795     $   27,517
5-02(3)(a)(1)              Accounts Receivable - Trade                 $  149,911     $  139,222
5-02(4)                    Allowance for Doubtful Accounts             $    7,050     $    7,380
5-02(6)(a)(1)              Finished Goods                              $   15,910     $   10,048
5-02(6)(a)(1)              Finished Goods                              $   21,328     $   21,954
5-02(7)                    Prepaid Expenses                            $   17,425     $   13,391
5-02(8)                    Other Current Assets                        $  106,401     $   74,336
5-02(9)                    Total Current Assets                        $  321,720     $  279,088
5-02(13)                   Property, Plant &  Equipment                $2,067,234     $1,943,662
5-02(14)                   Accumulated Depreciation, Depletion
                            and Amortization of Property, Plant
                            and Equipment                              $  575,677     $  515,600
5-02(18)                   Total Assets                                $2,036,069     $1,803,253
5-02(19)(a)(1)             Payable to Banks for Borrowings             $  238,600     $  224,100
5-02(19)(a)(4)             Trade Creditors                             $   65,778     $   53,682
5-02(20)                   Other Current Liabilities                   $        -     $   50,000
5-02(20)                   Other Current Liabilities                   $  137,922     $  118,257
5-02(21)                   Total Current Liabilities                   $  442,300     $  446,039
5-02(22)                   Bonds Mortgages and Similar Debt            $  478,417     $  479,500
5-02(26)(a)                Other Liabilities                           $  271,194     $  188,967
5-02(26)(b)                Other Liabilities                           $   14,572     $   15,266
5-02(26)(c)                Other Liabilities                           $   68,158     $   25,051
5-02(30)                   Common Stock                                $   36,989     $   33,947
5-02(31)(a)(1)             Additional Paid In Capital                  $  371,097     $  286,929
5-02(31)(a)(3)(ii)         Retained Earnings-Unappropriated            $  353,342     $  327,554
5-02(32)                   Total Liabilities and Stockholders' Equity  $2,036,069     $1,803,253
5-03(b)(1)(b)              Operating Revenues Utilities & Others       $  310,131     $  294,220       $310,131       $294,220
5-03(b)(1)(e)              Other Revenues                              $    1,039     $    1,509       $  1,039       $  1,509
5-03(b)(2)(b)              Operating Expenses Utilities & Others       $  256,289     $  242,983       $256,289       $242,983
5-03(b)(8)                 Interest & Amortization of Debt Disc.       $   11,984     $   14,020       $ 11,984       $ 14,020
5-03(b)(10)                Income Before Taxes and Other Items         $   42,897     $   38,726       $ 42,897       $ 38,726
5-03(b)(11)                Income Tax Expense                          $   15,097     $   12,785       $ 15,097       $ 12,785
5-03(b)(14)                Income/Loss from Continuing Operations      $   27,800     $   25,941       $ 27,800       $ 25,941
5-03(b)(18)                Cumulative Effect of Change in Accounting
                            for Income Taxes                           $    3,826     $        -       $  3,826       $      -
5-03(b)(19)                Net Income or Loss                          $   31,626     $   25,941       $ 31,626       $ 25,941

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